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CUSIP No. 607235504
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                                    EXHIBIT 9



January 12, 2001



Fortune Financial, Inc.
10475 Fortune Parkway
Suite 110
Jacksonville, FL  32256
ATTN: J. John Wortman



                               ELECTION TO CONVERT


         RE: Securities Purchase Agreement dated November 15, 2000 (the "Purchase Agreement"), among Fortune Financial, Inc. (the "Company"), Hawkeye, Inc. ("Hawkeye") and Mid-Ohio Securities Corp., FBO R. Lee Smith (Acct. 15051) ("SMITH", TOGETHER WITH HAWKEYE BEING THE "PURCHASERS")

Gentlemen:

         The Company and the Purchasers are parties to the Purchase Agreement. Capitalized terms used herein that are not defined in this letter have the meaning set forth in the Purchase Agreement.

         Pursuant to the Purchase Agreement, among other things, the Purchasers acquired two separate Notes in the original principal amounts of $1,200,000 and $800,000. Certain Events of Default have occurred under the Notes and are continuing, as follows: nonpayment of the payments of principal due on January 1, 2001 and interest due on December 1, 2000 and January 1, 2001 (collectively, the "Defaults"). Crown and the Company are contemporaneously entering into a Preferred Stock Purchase Agreement (the "Crown Agreement") pursuant to which

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CUSIP No. 607235504
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Crown is purchasing (the "Crown Purchase") $10,000,000 of Series A Preferred
Stock (the "Crown Preferred") and agreeing to purchase up to $5,000,000 of Crown Preferred. The Purchasers have agreed to waive the Defaults and convert the Notes into Crown Preferred pursuant to their conversion rights in the Notes as set forth herein.

         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchasers as follows:

         (a) PREAMBLE. The recitals set forth in the Preamble to this letter agreement are true and correct.

         (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in the Crown Agreement are true and correct and are incorporated herein by reference.

         (c) AUTHORITY. The execution, delivery and performance of this letter agreement by the Company has been duly and properly authorized and approved by the Company; and the Company has the power and authority to execute and deliver this letter agreement and perform its obligations hereunder.

         2. WAIVER OF DEFAULTS. The Purchasers hereby waive the exercise of their rights under the Notes with respect to the Defaults. Neither this letter agreement nor any other document delivered in connection herewith shall be deemed or construed to be a satisfaction, novation or release of any provision of the Purchase Agreement, the Exhibits thereto or any other agreement or document related thereto (collectively, the "Documents"), or, except as expressly provided in this letter agreement, a waiver by either Purchaser of any of the rights of such Purchaser under any of the Documents, or at law or in equity, all of which Documents remain in full force and effect.

         3. ELECTION TO CONVERT. The Purchasers hereby elect pursuant to the Notes to convert the $2,000,000 principal balance of the Notes into Crown Preferred. The Company and the Purchasers shall promptly conclude such conversion by exchanging the original Notes for 26,666 shares of Crown Preferred. The Company shall pay to Purchasers within five (5) days of the date hereof all interest accrued under the Notes. The Purchasers and the Company shall execute and deliver such other certificates and agreements and take such further actions as counsel for the parties may reasonably request to conclude the conversion of the Notes and issuance of the shares of Crown Preferred to the Purchasers as provided herein.

         4. FEES AND EXPENSES. The Company hereby acknowledges its obligation to reimburse the Purchasers for their reasonable attorney's fees and expenses related to the Purchase Agreement, this letter agreement and the transactions

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CUSIP No. 607235504
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contemplated thereby and hereby including, without limitation, its attorneys fees incurred in connection with the advice obtained by them, the review of the Crown transaction and the preparation of this letter agreement and hereby agrees to so reimburse the Purchasers within 5 days of demand.

         Please indicate your agreement with the foregoing as of the date of this letter agreement by signing in the space provided below.


                                  HAWKEYE, INC.



                                  By \s\ ARTHUR L. CAHOON
                                     -----------------------------
                                     Arthur L. Cahoon, President


                                  Mid-Ohio Securities Corp., FBO
                                  R. Lee Smith (Acct. 15051)



                                  By \s\ R. LEE SMITH
                                     -----------------------------
                                     R. Lee Smith

Agreed:

FORTUNE FINANCIAL, INC.



By \s\ JOHN WORTMAN
   -----------------------------
   John Wortman, President